SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       __________________________________

                                 FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): May 29, 1998

                  American Gaming & Entertainment, Ltd.
                  _____________________________________

            (Exact Name of Registrant as Specified in Charter)


                               Delaware
                               ________

                     (State or Other Jurisdiction of
                     Incorporation or Organization)


       0-19049                                        74-2504501
       _________________________________________________________
 (Commission                                             (IRS Employer
File Number)                                        Identification No.)


            One Woodland Avenue, Paramus, New Jersey 07652
            ______________________________________________
               (Address of Principal Executive Offices)

    Registrant's telephone number, including area code:  (609) 822-8505


                          Not Applicable
                          ______________
 (Former Name, Address and Former Fiscal Year, if Changed Since Last Report)

American Gaming & Entertainment, Ltd.
SEC Form 8-K

Item 5.  Other Events
         ____________

On May 29, 1998, Richard C. Breeden, Trustee for The Bennett Funding Group, Inc., et. al., filed suit against the Registrant in the United States Bankruptcy Court, Northern District of New York (Bankruptcy Case No. 96-61376, Adversary Proceeding No. 98-70465A). The plaintiff alleges that payments made by The Bennett Funding Group, Inc. and related entities (collectively, "Bennett") to the Registrant between March 29, 1990 and March 29, 1996, collectively totaling approximately $70,155,000 (the "Transfers"), were actual or constructive fraudulent transfers by Bennett. In the alternative, the plaintiff alleges that all or some of the Transfers were loans by Bennett to the Registrant and are currently due and payable on demand. The plaintiff is seeking payment by the Registrant of the amount of the Transfers, accrued and unpaid interest, attorneys fees and costs. As discovery and depositions have not yet commenced, outside counsel to the Registrant is unable to predict the outcome of this lawsuit. However, should the plaintiff prevail, this litigation would have a material adverse effect on the Registrant's business and financial condition. The Registrant would then need to pursue a formal plan of reorganization or liquidation which would generally result in the sale of the Registrant's assets to satisfy outstanding obligations. There can be no assurance that if either action is required to be pursued that all such obligations would be completely satisfied. Further, in the event of either action, it is unlikely that stockholders of the Registrant will recover any of their investment in the Registrant.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                American Gaming & Entertainment, Ltd.
                                ____________________________________
                                (Registrant)

DATE:   June 5, 1998


                                By:  /s/ J. Douglas Wellington
                                     ________________________________
                                     J. DOUGLAS WELLINGTON
                                     President and Chief Executive Officer and
                                     Principal Accounting Officer